Investment objective

The Fund's investment objective is to seek long-term capital appreciation primarily through investments in equity securities listed in Taiwan.

Fund facts	(as at 05/31/15)
Net asset value per share	$20.06
Market price	$17.77
Premium/discount	-11.42%
Total net assets	$ 164.96 m
Market cap	$ 146.15 m

Fund statistics
Investment adviser (date of appointment)	JF International Management, Inc. (07/22/14)
Fund manager	Shumin Huang
Listed	NYSE
Launch date	12/23/86
Shares outstanding	8,224,330
Last dividend (Ex-dividend date)	$2.6332 (December 26, 2014)
Benchmark	TAIEX Total Return Index

Fund codes
Bloomberg	TWN
Sedol	286987895
CUSIP	874036106
ISIN	US8740361063

10 year performance data	(as at 05/31/15)

Cumulative performance*						(as at 05/31/15)
%	1m	3m	YTD	1Y	3Y	5Y	10Y
The Taiwan Fund, Inc.	1.4	8.1	12.1	7.5	42.3	64.0	100.9
Market Price	0.6	5.3	8.7	4.9	33.5	69.1	104.0
TSE Index	-1.4	3.2	7.3	4.4	29.2	37.0	64.9
TAIEX Total Return IndexA	-1.4	3.2	7.3	7.6	42.2	62.7	137.9
MSCI Taiwan Index	-0.2	3.5	8.4	11.5	44.8	63.5	94.6

Rolling 12 month performance*				(as at 05/31/15)
%	2015/2014	2014/2013	2013/2012	2012/2011	2011/2010
The Taiwan Fund, Inc.	7.5	16.2	13.9	-20.5	44.8
Market Price	4.9	18.6	7.3	-17.5	53.5
TSE Index	4.4	9.7	12.8	-22.0	36.0
TAIEX Total Return IndexA	7.6	12.9	17.0	-18.8	41.0
MSCI Taiwan Index	11.5	11.8	16.2	-18.9	39.3

Top 10 holdings	(as at 05/31/15)
Holding	Fund %
Taiwan Semiconductor Manufacturing Co., Ltd.	9.0
Hon Hai Precision Industry Co., Ltd.	6.0
Cathay Financial Holding Co., Ltd.	4.0
Largan Precision Co., Ltd.	3.7
Fubon Financial Holding Co., Ltd.	3.6
Advanced Semiconductor Engineering, Inc.	3.1
Catcher Technology Co., Ltd.	2.8
CTBC Financial Holding Co., Ltd.	2.6
Pegatron Corp.	2.4
Nan Ya Plastics Corp.	2.4

*	In US Dollar terms
A	TAIEX Total Return Index (prior to January 1, 2003, TAIEX Index)

Sector breakdown	(as at 05/31/15)

Sector	Fund %	BenchmarkA	Deviation
Automobile	0.0%	1.8%	-1.8%
Biotechnology & Medical Care	0.0%	0.8%	-0.8%
Building Material & Construction	0.0%	1.8%	-1.8%
Cement	0.0%	1.2%	-1.2%
Chemical	0.0%	1.0%	-1.0%
Communications & Internet	2.0%	6.0%	-4.0%
Computer & Peripheral Equipment	6.9%	6.6%	0.3%
Electric & Machinery	6.9%	1.7%	5.2%
Electrical & Cable	0.0%	0.3%	-0.3%
Electronic Parts & Components	6.9%	4.3%	2.6%
Electronic Products Distribution	0.0%	0.9%	-0.9%
Financial & Insurance	17.0%	14.6%	2.4%
Foods	2.2%	1.8%	0.4%
Glass & Ceramic	0.0%	0.2%	-0.2%
Information Service	0.0%	0.2%	-0.2%
Iron & Steel	0.0%	2.1%	-2.1%
Oil, Gas & Electricity	1.9%	2.7%	-0.8%
Optoelectronic	8.9%	4.9%	4.0%
Other	4.5%	3.4%	1.1%
Other Electronic	8.9%	7.5%	1.4%
Paper & Pulp	0.0%	0.2%	-0.2%
Plastics	5.8%	6.0%	-0.2%
Rubber	0.0%	1.4%	-1.4%
Semiconductor	17.9%	22.5%	-4.6%
Shipping & Transportation	0.7%	1.8%	--1.1%
Textiles	4.3%	2.1%	2.2%
Tourism	0.5%	0.5%	0.0%
Trading & Consumers' Goods	3.0%	1.7%	1.3%
Cash	1.7%	0.0%	1.7%
Overall Total	100.0%	100.0%	0.0%

Review

The TAIEX fell by 1.4% (in US Dollar terms) in May. The market was in consolidation mode after briefly touching the 10,000 level in late April. The market was hit by concerns over the second quarter 2015 (2Q15) business outlook after digesting uninspiring first quarter 2015 corporate results. Besides facing inventory corrections, a strong New Taiwan Dollar against the US Dollar in the 2Q15 could reduce earnings of exporters, especially in the technology sector. The widening of the daily price limit to +/-10% (effective on 1st June 2015) also added to investors’ uncertainty towards the market. The correction in the market was caused mainly by poor performance in the non-technology sectors; especially in airline/transportation (as the oil price rebounded), construction (on more stringent property gains tax proposals) and materials (on weaker China downstream demand) while financials were lower on profit taking after the strong outperformance in the last few months. The Fund took profits in the downstream chemicals positions and added to upstream refineries. The technology sector, on the other hand, held up relatively well in May. We increased our exposure to the Apple supply chain as we expect a stronger growth in the second half of 2015 (2H15). The Fund outperformed in the period.

Outlook

Market sentiment is expected to remain fragile in the medium term. While most companies expect a strong recovery in the 2H15, the strength of the momentum is uncertain given the low expectations for PCs (even with the launch of Windows 10 and Intel Skylake CPU) and TVs. The technology space is still saddled with excess inventories that are being reduced. The bright spot could be in smartphones: Apple is launching its new iPhone model in the third quarter of 2015. As the equities market has largely discounted a weaker outlook, we believe the risk/reward prospects could look more favorable going forward should demand recover. The Fund remains overweight in technology, financials, industrial and consumption, and remains underweight in telecommunications and petrochemical sectors.

Full portfolio holdings	(as at 05/31/15)

Holding	Market Value USD	Fund %
Semiconductor	29,453,174	17.9%
Taiwan Semiconductor Manufacturing Co., Ltd.	14,893,494	9.0%
Advanced Semiconductor Engineering, Inc.	5,071,906	3.1%
CHIPBOND Technology Corp.	2,676,988	1.6%
Nanya Technology Corp.	2,455,772	1.5%
ASPEED Technology, Inc.	1,373,976	0.8%
Parade Technologies Ltd.	1,355,195	0.8%
ILI Technology Corp.	1,073,039	0.7%
Siliconware Precision Industries Co.	552,804	0.4%
Financial & Insurance	27,966,778	17.0%
Cathay Financial Holding Co., Ltd	6,631,715	4.0%
Fubon Financial Holding Co., Ltd.	5,994,044	3.6%
CTBC Financial Holding Co., Ltd.	4,296,489	2.6%
China Development Financial Holding Corp.	3,726,508	2.3%
China Life Insurance Co., Ltd.	3,371,521	2.1%
Mega Financial Holding Co., Ltd.	2,662,822	1.6%
E. Sun Financial Holding Co., Ltd.	1,283,679	0.8%
Optoelectronic	14,685,446	8.9%
Largan Precision Co., Ltd.	6,128,433	3.7%
Innolux Corp.	3,600,9192	2.2%
TPK Holding Co., Ltd.	2,060,405	1.2%
Radiant Opto-Electronics Corp.	1,466,132	0.9%
Au Optronics Corp.	1,429,557	0.9%
Other Electronic	14,604,236	8.9%
Hon Hai Precision Industry Co., Ltd.	9,959,529	6.1%
Catcher Technology Co., Ltd.	4,644,707	2.8%
Electronic Parts & Components	11,412,729	6.9%
Zhen Ding Technology Holding Ltd.	3,430,554	2.1%
Delta Electronics, Inc.	3,242,058	2.0%
Kin g Slide Works Co., Ltd.	2,494,380	1.5%
Chen Uei Precision Industry Co., Ltd.	1,879,204	1.1%
Flexium Interconnect, Inc.	366,533	0.2%
Electric & Machinery	11,405,058	6.9%
Yeong Guan Energy Technology Group Co., Ltd.	3,000,063	1.8%
Hota Industrial Manufacturing Co., Ltd.	2,680,453	1.6%
Cub Elecparts, Inc.	1,806,0240	1.1%
Iron Force Industrial Co., Ltd.	1,783,7946	1.1%
Sumeeko Industries Co., Ltd.	1,255,045	0.8%
Macauto Industrial Co., Ltd.	879,679	0.5%
Computer & Peripheral Equipment	11,345,888	6.9%
Pegatron Corp.	4,008,041	2.4%
Ennoconn Corp.	3,059,1999	1.9%
Advantech Co., Ltd.	2,554,412	1.5%
Posiflex Technology, Inc.	1,095,6906	0.7%
Axiomtek Co., Ltd.	628,5476	0.4%

Full portfolio holdings (cont'd)

Holding	Market Value USD	Fund %
Plastics	9,570,453	5.8%
Nan Ya Plastics Corp.	3,926,498	2.4%
Formosa Plastics Corp.	3,368,420	2.0%
Formosa Chemicals & Fibre Corp.	2,275,535	1.4%
Other	7,381,276	4.5%
Pou Chen Corp.	2,452,807	1.5%
Green Seal Holding Ltd.	1,257,010	0.8%
Taiwan Paiho Ltd.	1,096,993	0.7%
Sunspring Metal Corp.	742,831	0.4%
Chailease Holding Co., Ltd.	718,027	0.4%
Merida Industry Co., Ltd.	635,063	0.4%
KMC Kuei Meng International, Inc.	478,546	0.3%
Textiles	7,162,545	4.3%
Eclat Textile Co., Ltd.	3,799,433	2.3%
Makalot Industrial Co., Ltd.	3,363,1121	2.0%
Trading & Consumers' Goods	4,923,182	3.0%
President Chain Store Corp.	2,394,096	1.4%
Poya Co., Ltd.	1,750,064	1.1%
Taiwan FamilyMart Co., Ltd.	779,021	0.5%
Foods	3,636,294	2.2%
Uni-President Enterprises Corp.	3,636,294	2.2%
Communications & Internet	3,311,637	2.0%
Wistron NeWeb Corp.	2,540,699	1.5%
Sercomm Corp.	770,938	0.5%
Oil, Gas & Electricity	3,114,792	1.9%
Formosa Petrochemical Corp..	3,114,792	1.9%
Shipping & Transportation	1,179,010	0.7%
China Airlines Ltd.	598,671	0.4%
Eva Airways Corp.	580,340	0.3%
Tourism	906,787	0.5%
TTFB Co., Ltd.	906,787	0.5%
Chemical	86,502	0.1%
China Steel Chemical Corp.	86,502	0.1%
Cash	2,813,599	1.7%
Grand Total	164,959,386	100.0%

Source: MSCI. Neither MSCI nor any other party involved in or related to compiling, computing or creating the MSCI data makes any express of implied warranties or representations with respect to such data (or the results to be obtained by the use thereof), and all such parties hereby expressly disclaim all warranties of originality, accuracy, completeness, merchantability or fitness for a particular purpose with respect to any of such data. Without limiting any of the foregoing, in no event shall MSCI, any of its affiliates or any third party involved in or related to compiling computing or creating the data have any liability for any direct, indirect, special, punitive, consequential or any other damages (including lost profits) even if notified of the possibility of such damages. No further distribution or dissemination of the MSCI data is permitted without MSCI's express written consent.

Important Information

This document is issued and approved by JF International Management, Inc. ("JFIMI"), as investment advisor of The Taiwan Fund, Inc. (the 'Fund'). JFIMI is an investment advisor registered with the U.S. Securities and Exchange Commission. Certain information herein is believed to be reliable but has not been verified by JFIMI. JFIMI makes no representation or warranty and does not accept any responsibility in relation to such information or for opinion or conclusion which the reader may draw from this newsletter.

The Fund is classified as a diversified investment company under the US Investment Company Act of 1940 as amended. It meets the criteria of a closed end US fund and its shares are listed on the New York Stock Exchange. JFIMI has been appointed investment advisor to the Fund.

This newsletter does not constitute an offer of shares. Closed-end funds, unlike open-end funds, are not continuously offered. After the initial public offering, shares are bought and sold on the open market through a stock exchange. JFIMI, its ultimate and intermediate holding companies, subsidiaries, affiliates, clients, directors or staff may, at any time, have a position in the market referred to herein, and may buy or sell securities, currencies, or any other financial instruments in such markets. The information or opinion expressed in this newsletter should not be construed to be a recommendation to buy or sell any security, including the securities, commodities, currencies or financial instruments referred to herein.

Portfolio holdings are subject to change daily.

It should not be assumed that any of the securities transactions or holdings discussed here were or will prove to be profitable, or that the investment recommendations or decisions we make in the future will be profitable or will equal the investment performance of the securities discussed herein.

Investing in the Fund involves certain considerations in addition to the risks normally associated with making investments in securities. The value of the shares issued by the Fund, and the income from them, may go down as well as up and there can be no assurance that upon sale, or otherwise, investors will receive back the amount originally invested. There can be no assurance that you will receive comparable performance returns. Movements in foreign exchange rates may have a separate effect, unfavorable as well as favorable, on the gain or loss otherwise experienced on an investment. Past performance is not a guide to future returns. Accordingly, the Fund is only suitable for investment by investors who are able and willing to withstand the total loss of their investment. In particular, prospective investors should consider the following risks:

Discretionary investment is not risk-free. The past operating performance does not guarantee a minimum return for the discretionary investment fund. Apart from exercising the duty of care of a prudent adviser, JFIMI will not be responsible for the profit or loss of the discretionary investment fund, nor guarantee a minimum return.

•	It should be noted that investment in the Fund is only suitable for sophisticated investors who are aware of the risk of investing in Taiwan and should be regarded as long term. Funds which invest in one country carry a higher degree of risk than those with portfolios diversified across a number of markets.
•	Investment in the securities of smaller and unquoted companies can involve greater risk than is customarily associated with investment in larger, more established, companies. In particular, smaller companies often have limited product lines, markets or financial resources and their management may be dependent on a smaller number of key individuals. In addition, the market for stock in smaller companies is often less liquid than that for stock in larger companies, bringing with it potential difficulties in acquiring, valuing and disposing of such stock. Proper information for determining their value, or the risks to which they are exposed, may not be available.
•	Investments within emerging markets such as Taiwan can be of higher risk. Many emerging markets, and the companies quoted on their stock exchanges, are exposed to the risks of political, social and religious instability, expropriation of assets or nationalization, rapid rates of inflation, high interest rates, currency depreciation and fluctuations and changes in taxation which may affect the Fund's income and the value of its investments.
•	The marketability of quoted shares may be limited due to foreign investment restrictions, wide dealing spreads, exchange controls, foreign ownership restrictions, the restricted opening of stock exchanges and a narrow range of investors. Trading volume may be lower than on more developed stock markets, and equities are less liquid. Volatility of prices can also be greater than in more developed stock markets. The infrastructure for clearing, settlement and registration on the primary and secondary markets may be undeveloped. Under certain circumstances, there may be delays in settling transactions in some of the markets.